UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2023, the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc. (the “Company”) elected Sheila K. McGrath as a director of the Company, to serve until the 2024 annual meeting of stockholders of the Company and until her successor is duly elected and qualifies. The Board also appointed Ms. McGrath as a member of its Life Science, Agtech & Advanced Technologies Committee and has determined that Ms. McGrath is independent in accordance with applicable New York Stock Exchange listing standards and Securities and Exchange Commission rules. There were no arrangements or understandings between Ms. McGrath and any other persons regarding her election to the Board. Ms. McGrath is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. McGrath was a senior managing director at Evercore ISI covering U.S. equity REITs, real estate operating companies, and Mexican real estate investment vehicles, or FIBRAs, from 2012 until 2022. Prior to joining Evercore, she was managing director and sector head for REIT research at Keefe, Bruyette & Woods for five years and was a member of the firm’s Research Review Committee and Leadership Committee. Between 1994 and 2007, Ms. McGrath covered REITs and real estate operating companies as an equity research analyst at several firms, including Smith Barney and UBS. She began her career as a commercial real estate appraiser valuing various commercial real estate properties across most property sectors and conducting feasibility studies for new development projects.

In addition to serving on Alexandria’s board of directors, Ms. McGrath serves on the board of Granite Point Mortgage Trust Inc. She is an active member of Nareit, where she currently serves on the Advisory Board of Governors and the Real Estate Investment Advisory Council and previously served on the Best Financial Practices Council. Ms. McGrath also serves on the board of advisors of the Rutgers Business School’s Center for Women in Business, of which she was a founding member. She received her Bachelor of Arts degree in Economics from Lafayette College and her Master of Business Administration degree in Finance from Rutgers University.

On her initial election to the Board and pursuant to the terms of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan, Ms. McGrath received a grant of 1,000 shares of restricted stock of the Company, which shares vest in full on the second anniversary of the date of grant. Ms. McGrath will also generally participate in the compensation arrangements provided to the Company’s independent directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 14, 2023, under the caption “2022 Director Compensation Table.”

The press release announcing Ms. McGrath’s election as a director of the Company is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated December 4, 2023.

104.1	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

December 4, 2023	By:	/s/ Marc E. Binda
Marc E. Binda
Chief Financial Officer and Treasurer